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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported): April 3, 2001



                     COMPUTER NETWORK TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          Minnesota                    0-139944                  41-1356476
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 (State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)



             6000 Nathan Lane North, Minneapolis, MN          55442
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               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (763) 268-6000


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets.

                  On April 3, 2001, the Registrant acquired all of the issued and outstanding capital stock of Articulent Inc., a Delaware corporation ("Articulent") and certain intangible assets from Ernest J. Parsons. Articulent is a provider of storage management services, enabling companies to store, protect and manage business-critical information. Founded in 1989, Articulent provides professional services, specialized consulting, implementation, and critical infrastructure solutions to manage data.

                   The purchase price was approximately $12 million in cash. Articulent had approximately $24 million of balance sheet liabilities and $19 million of tangible assets as of February 28, 2001. The acquisition will be accounted for under the purchase method of accounting. The Registrant is in the process of evaluating the allocation of purchase price to the assets acquired (principally accounts receivable, inventory and fixed assets) and liabilities of Articulent (principally accounts payable, accrued expenses and bank debt). The Registrant believes the fair value of the accounts receivable, inventory and fixed assets acquired is approximately $19 million. The cash purchase price was paid utilizing the Registrant's existing working capital resources.


                  In connection with the acquisition, the Registrant agreed to make additional payments of up to $3.5 million to Ernest J. Parsons upon attainment by Articulent of certain revenue and operating income targets. Any payment would be due prior to June 30, 2002. The calculation of the payment of additional purchase price is set forth in Exhibit 99.1 hereto. As used in that Exhibit, "Buyer" means the Registrant, Seller means Ernest J. Parsons, and the Company means Articulent. In addition to the foregoing, Articulent adopted a bonus plan under which bonus payments of up to $6.5 million will be made upon attainment by Articulent of certain revenue and operating income targets. The bonus plan is attached hereto as Exhibit 99.2. The Registrant guaranteed the payment and performance of Articulent under the bonus plan to Ernest J. Parsons.

         The words "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures; (ii) variability in quarterly sales; (iii) economic trends generally and in various geographic markets; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new products and features, including Propelis BPm (TM) ; (vi) technological change affecting our products; (vii) ability to successfully integrate Articulent into our existing business; and (viii) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the



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forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired: The Registrant will file any financial statements required under Item 7 of this form within the time period provided therefor.

         (b) Pro Forma Financial Information: The Registrant will file any pro forma information required under Item 7 of this form within the time period provided therefor.

         (c) Exhibits:

         99.1 Calculation of Additional Purchase Price.

         99.2 Articulent One-Time Bonus Plan.

                          [Remainder of page is blank.]



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    April 16, 2001                     COMPUTER NETWORK
                                            TECHNOLOGY CORPORATION


                                            By  /s/ Gregory T. Barnum
                                               ---------------------------------
                                                Gregory T. Barnum
                                                Chief Financial Officer



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                                  EXHIBIT INDEX

99.1     Calculation of Additional Purchase Price.

99.2     Articulent One-Time Bonus Plan.





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